Exhibit 99.1

NanoVibronix Secures $12 Million Minimum Purchase Commitment for PainShield with Extension of
Distribution Agreement

Extends Relationship with Ultra Pain Products, Inc for Distribution of PainShield for Five Years

ELMSFORD, N.Y., December 11, 2024 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV) (the “Company”), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced it has renewed its exclusive distribution agreement with Ultra Pain Products, Inc. (“UPPI”) for the distribution of the Company’s PainShield for another five years.

Brian Murphy, CEO of NanoVibronix, commented, “We are thrilled to extend our partnership with Ultra Pain Products for another five years and secure a minimum purchase commitment of our products valued at $12 million. UPPI’s impressive growth, transition into manufacturing and dedication to innovation align perfectly with our values and goals. Their ability to deliver affordable and effective solutions to patients makes them an ideal partner to help us continue to make a difference.”

The Company’s decision to renew the distribution agreement comes in recognition of UPPI’s remarkable growth over the past four years and its evolution into a leading force in the non-opioid pain management and injury recovery industry. The renewed agreement underscores the continued collaboration between the two companies and ensures that NanoVibronix’s proprietary PainShield product is a part of Ultra Pain Products’ expanding portfolio of proven and groundbreaking technologies.

Ari Alayev, President of Ultra Pain Products, commented, “We are honored to continue our exclusive distribution agreement with NanoVibronix. We view our partnership as a collaboration that strengthens each organization’s impact in the market. This renewal is a testament to our shared vision and the mutual trust we have built over the past four years. We are excited to continue to offer PainShield as part of our growing roster of innovative technologies as we continue to expand our offerings and lead the charge in non-opioid treatment options.”

The agreement reflects the companies’ mutual dedication to supporting injury recovery and empowering patients with advanced solutions that prioritize safety, efficacy, and accessibility. Together, they remain committed to driving forward the non-opioid treatment landscape in the U.S.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Tyler, Texas, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the continuous assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home or in any care setting. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.